CNB FINANCIAL CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
AMENDMENT NO. 1

1. CNB Financial Corporation (the "Employer") adopted the Executive Deferred Compensation Plan effective December 29, 1998 and amended and restated as of January 1, 2005 (the "Plan").

2. Section 9.1 of the Plan permits the Employer to amend the Plan by resolution of the Employer.

3. Employer desires to permit participants to defer up to 75% of base salary effective January 1, 2015.

4. The Plan is amended as follows:

Section 4.1B is amended in its entirety as follows:

> "Each Participant may elect annually to have his Compensation for the Plan Year reduced by a whole percentage of up to (i) 75% of base salary; (ii) 100% of any annual bonuses; and (iii) 100% of any insurance premiums for Participants who are uninsurable under programs under which they otherwise would be covered, by timely filing, and the acceptance by the Employer of, his Deferral Election Form detailing such deferral. The amount of this Participant Deferral shall be deferred into the Plan and credited to the Participant's Account as provided in Article V. The Employer, in its sole discretion, may change the minimum and/or maximum amount of salary, bonus or insurance premiums that may be deferred by giving written notice to all Participants. No such change may affect a deferral election that has become irrevocable prior to the Employer's action.

5. All other provisions of the Plan remain unchanged.

CNB FINANCIAL CORPORATION

By: [signature]

Title: SVP/CFO

Dated: 1-19-15